UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2006

HANDY HARDWARE WHOLESALE, INC.

(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

0-15708		74-1381875
(Commission File Number)		(I.R.S. Employer Identification No.)

8300 Tewantin Drive Houston, Texas		77061
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:	(713) 644-1495

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	N/A

(b)	N/A

(c)        On May 23, 2006, the Board of Directors of Handy appointed Tina S. Kirbie as President and Chief Executive Officer and a Director of the Company. Ms. Kirbie is 58 years old and has been serving as Interim Principal Executive Officer since the mutual termination of Don Jameson as President and Chief Executive Officer on March 31, 2006. Ms. Kirbie will continue to serve in the capacity of Chief Financial Officer, Secretary and Treasurer of the Company until a replacement can be found. She has been an executive officer of Handy since 1981. The Board of Directors is currently in the process of formulating the terms of an employment agreement for Ms. Kirbie which will be described and filed by a Form 8-K once it has been executed. There is no arrangement or understanding between Ms. Kirbie and any other person pursuant to which she was selected as CEO. Ms. Kirbie’s appointment as a director will fill the vacancy left by Mr. Jameson.

(d)	N/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Handy Hardware Wholesale, Inc.

(Registrant)

Date: May 26, 2006	By:	/s/ Tina S. Kirbie
Tina S. Kirbie
President, Chief Executive Officer,
& Chief Financial Officer